Exhibit 99.2

First Interstate BancSystem, Inc. Announces Community 1st Bank Shareholder Approval and Anticipated Merger Closing Date

BILLINGS, Montana and POST FALLS, Idaho, March 27, 2019 — First Interstate BancSystem, Inc. (“First Interstate”) (NASDAQ: FIBK), parent company of First Interstate Bank and Community 1st Bank (“CMYF”) (OTC Pink: CMYF) jointly announced that CMYF’s shareholders have approved the proposed merger of CMYF with and into First Interstate Bank at a special meeting of CMYF shareholders on March 27, 2019.

All approvals necessary to complete the merger, including all regulatory approvals, have been received. The merger is expected to close at 7:00 a.m. Mountain Time on April 8, 2019, subject to satisfaction of customary closing conditions.

Upon completion of the merger, CMYF shareholders will be entitled to receive 0.3784 shares of First Interstate Class A common stock for each share of CMYF common stock owned.

The shares of First Interstate Class A common stock to be received by CMYF shareholders are expected to qualify as a tax-free exchange.

About First Interstate BancSystem, Inc.

First Interstate BancSystem, Inc. is a financial and bank holding company incorporated in 1971 and headquartered in Billings, Montana. First Interstate operates banking offices, including detached drive-up facilities, in communities across Idaho, Montana, Oregon, South Dakota, Washington, and Wyoming. Through First Interstate Bank, First Interstate delivers a comprehensive range of banking products and services to individuals, businesses, municipalities, and other entities throughout First Interstate’s market areas.

About Community 1st Bank:

Established in 2007, CMYF was the first chartered community bank in Post Falls, Idaho in over 104 years. CMYF was built on the service philosophy of “Do the Right Thing” and serves customers throughout North Idaho with three full-service branch locations in Post Falls and Coeur d’Alene.

Cautionary Note Regarding Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and Section 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder, that involve inherent risks and uncertainties. These forward-looking statements include, but are not limited to, (i) statements about First Interstate’s and CMYF’s plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts; and (ii) other statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those in such statements. The following factors, among others, could cause actual results to differ materially from expected results: delays in completing the merger, difficulties in achieving cost savings from the merger or in achieving such cost savings within the expected time frame, difficulties in integrating First Interstate and CMYF, increased competitive pressures, changes in the interest rate environment, changes in general economic conditions, legislative and regulatory changes that adversely affect the business in which First Interstate and CMYF are engaged, changes in the securities markets and other risks and uncertainties disclosed from time to time in documents that First Interstate files with the Securities and Exchange Commission. All subsequent written and oral forward-looking statements concerning the proposed transactions or other matters attributable to First Interstate or CMYF or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Except as required by law, First Interstate and CMYF do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statement is made.

For further information:

First Interstate BancSystem, Inc.:

Marcy Mutch, Chief Financial Officer

406-255-5312

marcy.mutch@fib.com

or

Community 1st Bank:

David Bobbitt, Chairman and Chief Executive Officer

(208) 667-6060

david.bobbitt@com1stbankid.com